                        [Fenwick & West LLP Letterhead]

                                                                     EXHIBIT 8.2

November 23, 1999

INTEGRATED SYSTEMS, INC.
201 Moffett Park Drive
Sunnyvale, California 94089

        Re: Exhibit Tax Opinion to the S-4 Registration Statement Filed in Connection With the Merger Transaction Involving Wind River Systems, Inc. and Integrated Systems, Inc.

Ladies and Gentlemen:

    We have been requested to render this opinion concerning certain matters of U.S. federal income tax law in connection with the proposed merger (the transaction collectively referred to as the "MERGER") involving Integrated Systems, Inc., a California corporation ("ISI"), and University Acquisition Corp., a Delaware corporation ("NEWCO") and a wholly-owned subsidiary of Wind River Systems, Inc., a Delaware corporation ("WIND RIVER"). The Merger is further described in and is in accordance with the Securities and Exchange Commission Form S-4 Registration Statement filed on November 23, 1999, and related Exhibits thereto, as thereafter amended at any time to and including the date hereof (the "S-4 REGISTRATION STATEMENT"). This opinion has been requested solely in connection with the filing of the S-4 Registration Statement with the Securities and Exchange Commission with respect to the Merger.

    The Merger is structured as a statutory merger of Newco with and into ISI, with ISI surviving the merger and becoming a wholly-owned subsidiary of Wind River, all pursuant to the applicable corporate laws of the State of Delaware and the State of California and in accordance with the Agreement and Plan of Reorganization by and among ISI, Wind River and Newco, dated as of October 21, 1999, and exhibits thereto (collectively, the "AGREEMENT"). Except as otherwise indicated, capitalized terms used herein have the meanings set forth in the Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "CODE").

    We have acted as legal counsel to ISI in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all schedules and exhibits thereto), among others:

        1. The S-4 Registration Statement (including exhibits thereto);

        2. The Agreement;

        3. An Officers' Tax Certificate of Wind River and Newco dated November 22, 1999, signed by an authorized officer of each of Wind River and Newco and delivered to us from Wind River and Newco and incorporated herein by reference; a copy of this Certificate of Officer is attached hereto as Exhibit A; and

        4. An Officer's Tax Certificate of ISI dated November 22, 1999, signed by an authorized officer of ISI and delivered to us from ISI and incorporated herein by reference; a copy of this Certificate of Officer is attached hereto as Exhibit B.

    In addition, in connection with rendering this opinion, we have assumed (without any independent investigation thereof) that:

        (1) Original documents (including signature) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time of the Merger) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof;

        (2) Any representation or statement referred to above made "to the best of knowledge" or otherwise similarly qualified is correct without such qualification, and all statements and representations, whether or not qualified are true and will remain true through the Effective Date and thereafter where relevant;

        (3) The Merger will be consummated pursuant to the Agreement and will be effective under the laws of the states of California and Delaware;

        (4) At all relevant times prior to and including the Effective Date,
    (i) no outstanding indebtedness of ISI, Wind River, or Newco has or will represent equity for tax purposes; (ii) no outstanding equity of ISI, Wind River, or Newco has represented or will represent indebtedness for tax purposes; (iii) no outstanding security, instrument, agreement or arrangement that provides for, contains, or represents either a right to acquire ISI capital stock (or to share in the appreciation thereof) constitutes or will constitute "stock" for purposes of Section 368(c) of the Code; and

        (5) The Merger will be reported by Wind River, Newco and ISI on their respective federal income tax return in a manner consistent with the opinion set forth below.

    Our opinion is conditioned on the delivery of an opinion of counsel, substantially identical in substance to this opinion, to Wind River from Cooley Godward LLP, and that such opinion will not be withdrawn prior to the Effective Date.

    Based on the foregoing documents, materials, assumptions and information, and subject to the qualifications and assumptions set forth herein, we are of the opinion that, if the Merger is consummated in accordance with the provisions of the Agreement (and without any waiver, breach or amendment of any of the provisions thereof):

    (a) the Merger will be a "reorganization" for federal income tax purposes within the meaning of Section 368(a) of the Code;

    (b) The disclosure of material federal income tax considerations of the Merger in the section entitled "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" contained in the S-4 Registration Statement is correct in all material respects, subject to the limitations set forth therein.

    Our opinion set forth above is based on the existing provisions of the Code, Treasury Regulations (including Temporary Treasury Regulations) promulgated under the Code, published Revenue Rulings, Revenue Procedures and other announcements of the Internal Revenue Service (the "SERVICE") and existing court decisions, any of which could be changed at any time. Any such changes might be retroactive with respect to transactions entered into prior to the date of such changes and could significantly modify the opinion set forth above. Nevertheless, we undertake no responsibility to advise you of any subsequent developments in the application, operation or interpretation of the U.S. federal income tax laws.

    Our opinion concerning certain of the U.S. federal tax consequences of the Merger is limited to the specific U.S. federal tax consequences presented above. No opinion is expressed as to any transaction other than the Merger, including any transaction undertaken in connection with the Merger. In addition, this opinion does not address any estate, gift, state, local or foreign tax consequences that may result from the Merger. In particular, we express no opinion regarding: (i) the amount, existence, or availability after the Merger, of any of the U.S. federal income tax attributes of ISI, Wind River or Newco;
(ii) any transaction in which ISI Common Stock is acquired or Wind River Common Stock is disposed other than pursuant to the Merger; (iii) the potential application of the "disqualifying disposition" rules of Section 421 of the Code to dispositions of ISI Common Stock; (iv) the effects of the Merger and Wind River's assumption of outstanding options to acquire ISI stock on the holders of such options under any ISI employee stock option or stock purchase plan, respectively; (v) the effects of the Merger on any ISI stock acquired by the holder subject to the provision of Section 83(a) of the Code; (vi) the effects of the Merger on any payment which is or may be subject to the provisions of
Section 280G of the Code; (vii) the application of the collapsible corporation provisions of Section 341 of the Code to ISI, Wind River or Newco as a result of the Merger; (viii) investors subject to special treatment under the federal income tax laws (for example, life insurance companies, dealers in securities, taxpayers subject to the alternative minimum tax, banks, tax exempt organizations, and non-United States persons).

    No ruling has been or will be requested from the Service concerning the U.S. federal income tax consequences of the Merger. In reviewing this opinion, you should be aware that the opinion set forth above represents our conclusions regarding the application of existing U.S. federal income tax law to the instant transaction. If the facts vary from those relied upon (including if any representations, covenant, warranty or assumption upon which we have relied is inaccurate, incomplete, breached or ineffective), our opinions contained herein could be inapplicable. You should be aware that an opinion of counsel represents only counsel's best legal judgment, and has no binding effect or official status of any kind, and that no assurance can be given that contrary positions may not be taken by the Service or that a court considering the issues would not hold otherwise.

    This Exhibit Opinion is being delivered solely for the purpose of being included as an exhibit to the S-4 Registration Statement; it may not be relied upon or utilized for any other purpose (including, without limitation, satisfying any conditions in the Agreement) or by any other person or entity, and may not be made available to any other person or entity, without our prior written consent. We do, however, consent to the filing of this opinion as an exhibit to the S-4 Registration Statement and to the use of our name in the S-4 Registration Statement wherever it appears. In giving this consent, however, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations promulgated thereunder.

                                          Very truly yours,

                                          /s/ Fenwick & West LLP
                                          --------------------------------------
                                          FENWICK & WEST LLP
                                          A LIMITED LIABILITY PARTNERSHIP
                                          INCLUDING PROFESSIONAL CORPORATIONS

EXHIBITS:

    EXHIBIT A--An Officers' Tax Certificate of Wind River Systems, Inc. and University Acquisition Corp., dated November 22, 1999, and signed by authorized officers of Wind River Systems, Inc. and University Acquisition Corp.

    EXHIBIT B--An Officer's Tax Certificate of Integrated Systems, Inc., dated November 22, 1999, and signed by an authorized officer of Integrated Systems, Inc.

                                                                     Exhibit A

                            TAX REPRESENTATION LETTER
                 TO BE EXECUTED BY WIND RIVER SYSTEMS, INC. AND
                          UNIVERSITY ACQUISITION CORP.

                                November 22, 1999



Fenwick & West LLP                                 Cooley Godward LLP,
Two Palo Alto Square                               Five Palo Alto Square
Palo Alto, CA  94306                               Palo Alto, CA 94306



         The undersigned are officers of Wind River Systems, Inc., a Delaware corporation ("WIND RIVER SYSTEMS") and University Acquisition Corp., a Delaware corporation that is a wholly-owned subsidiary of Wind River Systems ("NEWCO"). This certificate is provided in connection with the proposed merger of Newco with and into Integrated Systems, Inc., a California corporation ("ISI"), with ISI surviving the merger (the "MERGER"), all pursuant to that certain Agreement and Plan of Merger and Reorganization by and among Wind River Systems, Newco and ISI, dated as of October 21, 1999, and exhibits thereto (collectively, the "AGREEMENT"). Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Agreement.

         On behalf of Wind River Systems and Newco, respectively, after consulting with legal counsel and financial auditors regarding the meaning of and the factual support for the following representations, the undersigned hereby certify and represent that the following facts are now true, and will continue to be true as of the Closing Date and Effective Time for the Merger, and thereafter as relevant.

         1. Newco is a newly-formed corporation that was created for the sole purpose of facilitating Wind River Systems' acquisition of ISI. Newco has not conducted and is not conducting any business activities and has no significant assets.

         2. Following the Merger, ISI will continue to hold at least 90 percent of the fair market value of its net assets determined immediately prior to the Merger and at least 70 percent of the fair market value of its gross assets determined immediately prior to the Merger. Following the Merger, ISI will hold at least 90 percent of the fair market value of Newco's net assets determined immediately prior to the Merger and at least 70 percent of the fair market value of Newco's gross assets determined immediately prior to the Merger. For purposes of this representation, (i) amounts paid by ISI or Newco to dissenters, (ii) amounts paid by ISI or Newco to shareholders who receive cash or other property, including cash paid to ISI shareholders in lieu of fractional shares of Wind River Systems stock, (iii) amounts used by ISI or Newco to pay expenses or liabilities incurred in connection with the Merger, (iv) amounts used for any redemption or distribution (except for regular, normal dividends) made by ISI or Newco prior to or subsequent to the Merger and in contemplation thereof or related thereto, and (v) any asset disposed of by ISI or Newco, other than in the ordinary course of business, during the period ending on the Effective Time and beginning with the commencement of negotiations (whether formal or informal) between ISI and Wind River Systems regarding the Merger (the "PRE-MERGER PERIOD")), will be included as assets of ISI or Newco, respectively, immediately prior to the Merger but not subsequent to the Merger.

         3. Prior to the Merger, Wind River Systems will be in Control of Newco. As used herein, "CONTROL" shall mean direct ownership of stock possessing at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of each other class of stock of the corporation. For purposes of determining Control, a person shall not be considered to own shares of voting stock if rights to vote such shares (or to restrict or otherwise control the voting of such shares) are held by a third party (including a voting trust) other than an agent of such person.

         4. Wind River Systems will acquire Control of ISI in the Merger solely in exchange for Wind River Systems voting common stock. For purposes of this paragraph, shares of stock of ISI exchanged in the Merger for cash and other property (including, without limitation, cash paid to shareholders of ISI perfecting dissenters' rights, if any, or in lieu of fractional shares of Wind River Systems stock) will be treated as shares of stock of ISI outstanding on the date of the Merger but not exchanged for shares of Wind River Systems stock.

         5. Wind River Systems has no plan or intention to cause ISI to issue, after the Merger, additional shares of stock (or rights to acquire shares of ISI stock) or to take any other action that would result in Wind River Systems losing Control of ISI.

         6. Wind River Systems has no plan or intention to reacquire, directly or indirectly (through one or more related parties as defined in Treas. Reg. Section 1.368-1(e)(3)), any of its stock issued in the Merger. For purposes of this representation, it should be noted that Wind River Systems may from time to time repurchase some of its issued and outstanding common stock in open market repurchase transactions unrelated to the Merger. Prior to the Effective Time, neither Wind River Systems nor any person related to Wind River Systems (within the meaning of Treas. Reg. Section 1.368-1(e)(3)) will acquire any ISI stock except pursuant to the Agreement.

         7. Except for transfers described in Section 368(a)(2)(C) of the Code or Treas. Reg. Section 1.368-2(k)(2), Wind River Systems has no plan or intention to: (i) cause ISI to sell, transfer or otherwise dispose of any of its assets or of any of the assets acquired from Newco except for dispositions made in the ordinary course of business or for the payment of expenses incurred by ISI in the Merger; (ii) liquidate ISI; (iii) merge ISI with or into another corporation including Wind River Systems or its affiliates; (iv) sell, distribute or otherwise dispose of the stock of ISI; or (v) to cause ISI to sell, distribute, or otherwise dispose of the stock of ISI.

         8. In the Merger, Newco will have no liabilities assumed by ISI and will not transfer to ISI any assets subject to liabilities except to the extent incurred in connection with the transactions contemplated in the Agreement. At the Effective Time, Newco's liabilities will not exceed the tax basis of its assets.

         9. Wind River Systems intends that, following the Merger, ISI will continue its historic business or Wind River Systems will use a significant portion of ISI's historic business assets in a business. For this purpose, Wind River Systems shall be treated as continuing the business and holding the assets of related entities, as described in Treas. Reg. Section 1.368-1(d)(4).

         10. Neither Wind River Systems nor any Wind River Systems subsidiary owns, or has owned during the past five (5) years, directly or indirectly, any shares of ISI stock, or the right to acquire or vote any such stock. To Wind River Systems' knowledge, no person related to Wind River Systems within the meaning of Treas. Reg. Section 1.368-1(e)(3) owns, or has owned during the past five (5) years, any shares of ISI stock, or the right to acquire or vote any such stock.

         11. With respect to each instance, if any, in which shares of stock of ISI have been purchased by a shareholder of Wind River Systems (a "Stockholder") during the Pre-Merger Period (a "Stock Purchase"): (i) the Stock Purchase was not made by such Stockholder as a representative of Wind River Systems; (ii) the purchase price paid by such Stockholder pursuant to the Stock Purchase was not advanced, and will not be reimbursed, either directly or indirectly, by Wind River Systems; (iii) at no time was such Stockholder or any other party required or obligated to surrender to Wind River Systems the ISI stock acquired in the Stock Purchase, and neither such Stockholder nor any other party will be required to surrender to Wind River Systems the Wind River Systems stock for which such shares of stock of ISI will be exchanged in the Merger; and
(iv) the Stock Purchase was not a formal or informal condition to consummation of the Merger.

         12. The transfer of cash to ISI shareholders in lieu of fractional Wind River Systems voting common stock shares, if any, is solely for the purpose of avoiding the expense and inconvenience to Wind River Systems of accounting for fractional shares and does not represent separately bargained-for consideration. The fractional share interests of each ISI shareholder will be aggregated, and no ISI shareholder will receive cash in an amount equal to or greater than the value of one full share of Wind River Systems stock.

         13. Except with respect to payments of cash in lieu of fractional shares of Wind River Systems voting common stock and cash paid for ISI dissenting shares, if any, one hundred percent (100%) of the ISI stock outstanding immediately prior to the Merger will be exchanged solely for Wind River Systems voting common stock. Thus, except as set forth in the preceding sentence, Newco and Wind River Systems intend that no consideration other than Wind River Systems voting common stock be paid or received (directly or indirectly, actually or constructively) for ISI stock.

         14. The total fair market value of all consideration other than Wind River Systems voting common stock received by ISI shareholders in exchange for their ISI stock in the Merger (including, without limitation, cash paid to ISI shareholders exercising dissenters' rights and cash paid to ISI shareholders in lieu of fractional shares of Wind River Systems voting common stock) will be no greater than five percent (5%) of the aggregate fair market value of ISI stock outstanding immediately prior to the Merger.

         15. No shares of Newco have been or will be used as consideration or issued to shareholders of ISI in the Merger.

         16. Wind River Systems and Newco will each pay its own expenses in connection with the Merger as contemplated by the Agreement, except as otherwise provided in the Agreement; provided, however, that to the extent any expenses relating to the Merger (or the "plan of reorganization" within the meaning of Treas. Reg. Section 1.368-1(c) with respect to the Merger) are funded directly or indirectly by a party other than the incurring party, such expenses will be within the guidelines established in Rev. Rul. 73-54, 1973-1 C.B. 187.

         17. There is no inter-corporate indebtedness existing between Wind River Systems and ISI or between Newco and ISI that was issued, acquired, or will be settled at a discount as a result of the Merger, and Wind River Systems will assume no liabilities of ISI or any ISI shareholder in connection with the Merger.

         18. None of the payments to be received by any shareholder-employee of ISI which are designated as compensation are actually separate consideration for, or allocable to, any of their shares of ISI stock; none of the shares of Wind River Systems stock received by ISI shareholders in the Merger will be separate consideration for, or allocable to, any employment agreement, any covenant not to compete, or similar agreement; and the compensation to be paid to any shareholder-employee of ISI will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

         19. Neither Wind River Systems nor Newco is an investment company as defined in Section 368(a)(2)(F) of the Code.

         20. Wind River System's principal reasons for participating in the Merger are bona fide business purposes not related to taxes.

         21. The terms of the Agreement and the agreements related thereto are the product of arm's length negotiations.

         22. The fair market value of the Wind River Systems stock received by each ISI shareholder will be approximately equal to the fair market value of the ISI stock surrendered in exchange therefor, and the aggregate consideration received by the ISI shareholders in exchange for their ISI stock will be approximately equal to the fair market value of all of the outstanding shares of ISI stock immediately prior to the Merger.

         23. There are no other agreements, arrangements or understandings among any of Wind River Systems, Newco, ISI and/or any of their subsidiaries, affiliates or shareholders bearing on the terms of the Merger other than those described or referenced in the Agreement.

         24. Wind River Systems and Newco are authorized to make all of the representations set forth herein, and the undersigned are authorized to execute this certificate on behalf of Wind River Systems and Newco.

                  The undersigned recognize that (i) counsel to and auditors for ISI and counsel to and auditors for Wind River Systems and Newco will rely upon the foregoing representations in evaluating the qualification of the Merger as a reorganization under US federal income tax laws and (ii) the opinions will be subject to certain limitations and qualifications (including that they may not be relied upon if any such representations are not accurate in all material respects). If, prior to the Effective Time, any of the representations set forth herein cease to be accurate in any material respect, the undersigned agrees to deliver immediately a written notice to that effect. The undersigned recognizes that the opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.

                          Wind River Systems, Inc., a Delaware corporation:

                          By:  /s/ Richard W. Kraber
                             ---------------------------------------

                          Date:  November 22, 1999
                               -------------------------------------


                          University Acquisition Corp., a Delaware corporation:

                          By:  Richard W. Kraber
                             ---------------------------------------

                          Date:  November 22, 1999
                               -------------------------------------

                                                                      Exhibit B

                           TAX REPRESENTATION LETTER
                               TO BE EXECUTED BY
                            INTEGRATED SYSTEMS, INC.

                               November 22, 1999



Fenwick & West LLP                             Cooley Godward LLP
Two Palo Alto Square                           Five Palo Alto Square
Palo Alto, CA 94306                            Palo Alto, CA 94306



    The undersigned is an officer of Integrated Systems, Inc., a California corporation ("ISI"). This certificate is provided in connection with the proposed merger of University Acquisition Corp., a Delaware corporation ("NEWCO") and a wholly-owned subsidiary of Wind River Systems, Inc., a Delaware corporation ("WIND RIVER SYSTEMS"), with and into ISI, with ISI surviving the merger (the "MERGER"), all pursuant to that certain Agreement and Plan of Merger and Reorganization by and among Wind River Systems, Newco and ISI, dated as of October 21, 1999, and exhibits thereto (collectively, the "AGREEMENT"). Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Agreement.

    On behalf of ISI, after consulting with legal counsel and financial auditors regarding the meaning of and the factual support for the following representations, the undersigned hereby certifies and represents that the following facts are now true, and will continue to be true as of the Closing Date and Effective Time for the Merger, and thereafter as relevant:

    1. Following the Merger, ISI will continue to hold at least 90 percent of the fair market value of its net assets determined immediately prior to the Merger and at least 70 percent of the fair market value of its gross assets determined immediately prior to the Merger. Following the Merger, ISI will hold at least 90 percent of the fair market value of Newco's net assets determined immediately prior to the Merger and at least 70 percent of the fair market value of Newco's gross assets determined immediately prior to the Merger. For purposes of this representation, (i) amounts paid by ISI or Newco to dissenters,
(ii) amounts paid by ISI or Newco to shareholders who receive cash or other property, including cash paid to ISI shareholders in lieu of fractional shares of Wind River Systems stock, (iii) amounts used by ISI or Newco to pay expenses or liabilities incurred in connection with the Merger, (iv) amounts used for any redemption or distribution (except for regular, normal dividends) made by ISI or Newco prior to or subsequent to the Merger and in contemplation thereof or related thereto, and (v) any asset disposed of by ISI or Newco, other than in the ordinary course of business, during the period ending on the Effective Time and beginning with the commencement of negotiations (whether formal or informal) between ISI and Wind River Systems regarding the Merger (the "PRE-MERGER PERIOD")), will be included as assets of ISI or Newco, respectively, immediately prior to the Merger but not subsequent to the Merger.

    2. ISI has made no transfer of any of its assets (including any distribution of assets with respect to, or in redemption of, stock) in contemplation of the Merger or during the Pre-Merger Period other than (i) in the ordinary course of business, and (ii) payments for expenses incurred in connection with the Merger.

    3. In the Merger, shares of ISI stock representing Control of ISI will be exchanged solely for voting common stock of Wind River Systems; at the time of the Merger, there will exist no rights of any kind (including without limitation warrants, options, convertible securities, contingent rights, informal or unwritten rights) to acquire ISI stock or to vote (or restrict or otherwise control the vote of) ISI stock which, if exercised, could affect Wind River Systems's acquisition and retention of Control of ISI. For purposes of this representation, shares of ISI stock exchanged in the Merger for cash and other property (including, without limitation, cash paid to shareholders of ISI perfecting dissenters' rights, if any, or in lieu of fractional shares of Wind River Systems stock) will be treated as ISI stock outstanding on the date of the Merger but not exchanged for voting common stock of Wind River Systems. As used herein, the term "CONTROL" shall mean direct ownership of stock possessing at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of each other class of stock of the corporation. For purposes of determining Control, a person shall not be considered to own shares of voting stock if rights to vote such shares (or to restrict or otherwise control the voting of such shares) are held by a third party (including a voting trust) other than an agent of such person.

    4. At the Effective Time of the Merger, there will be no accrued but unpaid dividends on shares of ISI stock.

    5. At the Effective Time of the Merger, the fair market value of ISI's assets will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

    6. ISI has no obligation, understanding, agreement, plan or intention to issue additional shares of stock after the Merger that would result in Wind River Systems losing Control of ISI.

    7. Other than shares of ISI stock or options to acquire ISI stock issued as compensation to present or former service providers (including, without limitation, employees or directors) of ISI in the ordinary course of business, if any, no issuances of ISI stock or rights to acquire ISI have occurred or will occur during the pre-Merger Period other than pursuant to options, warrants, or agreements outstanding prior to the Pre-Merger Period.

    8. ISI has no plan or intention, and is under no obligation, to discontinue its business, to sell or otherwise dispose of any of its assets or of any of the assets acquired from Newco in the Merger except for dispositions made in the ordinary course of business, the payment of expenses incurred by ISI pursuant to the Merger, or transfers of assets to a corporation controlled by ISI, as described in Section 368(a)(2)(c) of the Code or Treas. Reg. Section 1.368-2(k).

    9. The total fair market value of all consideration other than Wind River Systems common stock received by ISI shareholders for ISI common stock in the Merger (including, without limitation, cash paid to ISI shareholders perfecting dissenters' rights and cash paid to ISI shareholders in lieu of fractional shares of Wind River Systems voting common stock), will be less than five percent (5%) of both (1) the total fair market value of all the consideration transferred to ISI shareholders in the Merger, and (2) total fair market value of all the ISI's common stock outstanding at the Effective Time of the Merger. In addition, at the Effective Time of the Merger, the fair market value of the Wind River Systems common stock received by each ISI shareholder will be approximately equal to the fair market value of the shares of ISI stock surrendered in exchange therefor, and the aggregate consideration received by ISI shareholders in exchange for their ISI shares will be approximately equal to the aggregate fair market value of all of the outstanding shares of ISI shares immediately prior to the Merger.

    10. ISI, and persons related to ISI (as defined in Treas. Reg. Section 1.368-1(e)(3), determined without regard to (e)(3)(i)(A)), prior to the Effective Date of the Merger will not have redeemed, purchased or otherwise acquired ISI stock except as set forth in the Agreement or the Disclosure Schedule thereto, and ISI has not made any extraordinary distributions (as described in Treas. Reg. Section 1.368-1T(e)) with respect to its stock, prior to and in connection with the Merger. For purposes of this representation, extraordinary distributions will not include periodic dividends that are consistent with ISI's historic dividend practices.

    11. ISI has no knowledge of any plan or intention of Wind River Systems to reacquire any of its stock issued pursuant to the Merger.

    12. The transfer of cash to ISI shareholders in lieu of fractional shares of Wind River Systems voting common stock, if any, is solely for the purpose of avoiding the expense and inconvenience to Wind River Systems of accounting for fractional shares and does not represent separately bargained-for consideration. The fractional share interests of each ISI shareholder will be aggregated, and no ISI shareholder will receive cash in an amount equal to or greater than the value of one full share of Wind River Systems stock.

    13. Except with respect to payments of cash to ISI shareholders in lieu of fractional shares of Wind River Systems voting common stock and cash paid for ISI shareholders perfecting dissenters' rights, if any, or as otherwise provided in the Agreement, one hundred percent (100%) of the ISI stock outstanding immediately prior to the Merger will be exchanged solely for Wind River Systems voting common stock. Thus, except as set forth in the preceding sentence, ISI intends that no consideration other than Wind River Systems voting common stock be paid or received (directly or indirectly, actually or constructively) for ISI stock.

    14. ISI and the shareholders of ISI will each pay separately its or their own expenses in connection with the Merger as contemplated by the Agreement, except as otherwise provided in the Agreement; provided, however, that to the extent any expenses relating to the Merger (or the "plan of reorganization" within the meaning of Treas. Reg. Section 1.368-1(c) with respect to the Merger) are funded directly or indirectly by a party other than the incurring party, such expenses will be within the guidelines established in Rev. Rul. 73-54, 1973-1 C.B. 187.

    15. There is no intercorporate indebtedness existing between Wind River Systems and ISI or between Newco and ISI that was issued, acquired, or will be settled at a discount as a result of the Merger, and to the best knowledge of the management of ISI, Wind River Systems will assume no liabilities of ISI or any ISI shareholder in connection with the Merger.

    16. None of the payments received by any shareholder-employee of ISI which have been designated as compensation are actually separate consideration for, or allocable to, any of their shares of ISI stock; none of the shares of Wind River Systems stock received by ISI shareholders in the Merger will be separate consideration for, or allocable to, any employment agreement, any covenant not to compete, or similar agreement; and the compensation to be paid to any shareholder of ISI will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

    17. ISI is not an investment company as defined in Section 368(a)(2)(F) of the Code, and is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

    18. There are no other agreements, arrangements or understandings among any of Wind River Systems, Newco, ISI and/or any of their subsidiaries, affiliates or shareholders other than those described or referenced in the Agreement.

    19. ISI' principal reasons for participating in the Merger are bona fide business purposes not related to taxes.

    20. The terms of the Agreement and the agreements related thereto are the product of arm's length negotiations.

    21. The liabilities of ISI have been incurred by ISI in the ordinary course of business.

    22. With respect to each instance, if any, in which shares of stock of ISI have been purchased by a shareholder of Wind River Systems (a "Stockholder") during the Pre-Merger Period (a "Stock Purchase") to the best knowledge of ISI:
(i) the Stock Purchase was made by such Stockholder on its own behalf, rather than as a representative, or for the benefit, of Wind River Systems; and
(ii) the Stock Purchase was not a formal or informal condition to consummation of the Merger.

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
    23. ISI is authorized to make all of the representations set forth herein, and the undersigned is authorized to execute this certificate on behalf of ISI.

    The undersigned recognizes that (i) counsel to and auditors for ISI and counsel to and auditors for Wind River Systems and Newco will rely upon the foregoing representations in evaluating the qualification of the Merger as a reorganization under US federal income tax laws and (ii) the opinions will be subject to certain limitations and qualifications (including that they may not be relied upon if any such representations are not accurate in all material respects). If, prior to the Effective Time, any of the representations set forth herein cease to be accurate in any material respect, the undersigned agrees to deliver immediately a written notice to that effect. The undersigned recognizes that the opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.

                                  Integrated Systems, Inc., a California
                                  corporation:

                                  By:  /s/ Charles Boesenberg
                                         --------------------------------------

                                  Name:  Charles Boesenberg
                                         --------------------------------------

                                  Title:  President and Chief Execuitve Officer
                                          -------------------------------------

                                  Date:  November 22, 1999
                                         --------------------------------------


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